UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 30, 2015

Emclaire Financial Corp
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34527	25-1606091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

612 Main Street, Emlenton, Pennsylvania	16373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(844) 767-2311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On December 30, 2015, Emclaire Financial Corp (“Emclaire”), and its wholly owned national bank subsidiary, The Farmers National Bank of Emlenton (“Farmers National”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with United-American Saving Bank, a Pennsylvania chartered savings bank (“UA Bank”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Emclaire will acquire UA Bank through a reverse merger of a newly created, wholly-owned subsidiary of Farmers National (“Interim”) into UA Bank (the “Merger”). Immediately after the Merger, UA Bank will merge with and into Farmers National, with Farmers National being the surviving bank. Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of Emclaire and UA Bank, upon completion of the Merger, shareholders of UA Bank will receive $42.67 in cash for each outstanding share of common stock of UA Bank.

The Merger Agreement contains customary representations and warranties from both Emclaire and UA Bank, and each have agreed to customary covenants, including, among others, covenants relating to: (1) the conduct of UA Bank’s business during the interim period between the execution of the Merger Agreement and the completion of the Merger; (2) UA Bank’s obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger, the Merger Agreement and the other transactions contemplated by it; and (3) subject to certain exceptions, the recommendation by the Board of Directors of UA Bank in favor of the approval by its shareholders of the Merger, the Merger Agreement and the other transactions contemplated it. UA Bank has also agreed not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into any discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Concurrently with the execution of the Merger Agreement, the directors and executive officers of UA Bank, in their respective capacities as shareholders of the bank, entered into agreements with Emclaire under which they agreed, among other things, to vote their shares of UA Bank in favor of the Merger Agreement and to take certain other actions that would support the completion of the Merger.

Completion of the Merger is subject to certain customary conditions, including, among others, (1) approval of the Merger Agreement by UA Bank’s shareholders; (2) receipt of required regulatory approvals; and (3) the absence of any injunction, order or other legal restraint prohibiting the completion of the Merger. Each party’s obligation to complete the Merger also is subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (2) performance in all material respects by the other party of its obligations under the Merger Agreement.  Subject to the receipt of all required approvals and the satisfaction of all other conditions, the Merger is expected to be completed in the second or third quarter of 2016.

The Merger Agreement contains certain termination rights for Emclaire and UA Bank, as the case may be, applicable in the following circumstances:  (1) the mutual written consent of the parties; (2) if the Merger has not been completed by October 31, 2016, but only if the failure to complete the Merger is not due to the failure of the terminating party to comply with the Merger Agreement; (3) the failure of UA Bank’s shareholders to approve the Merger Agreement and the Merger by the required vote; (4) a breach of the Merger Agreement by the other party that is not or cannot be cured or is not waived by the earlier of October 31, 2016 or 30 days after notice of such breach, if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (5) if any required regulatory approvals for consummation of the Merger or the other transactions contemplated by the Merger Agreement are denied; (6) by Emclaire if UA Bank materially breaches its obligations not to solicit any acquisition proposal, if it does not convene a meeting of shareholders, if UA Bank’s board of directors does not publicly recommend that shareholders approve the Merger in the proxy statement for such meeting, or if it makes a subsequent determination not to recommend approval of the Merger Agreement; (7) by Emclaire if UA Bank shall have received a superior proposal and the UA Bank board of directors enters into an acquisition agreement with respect to a superior proposal and terminates the Merger Agreement or fails to recommend that the shareholders of UA Bank adopt the Merger Agreement or if it withdraws, modifies or changes such recommendation in a manner which is adverse to Emclaire; or (8) by UA Bank in order to accept a superior proposal, which has been received and considered by UA Bank compliance with the applicable terms of the Merger Agreement. In addition, the Merger Agreement provides that, upon termination of the Merger Agreement in certain circumstances, UA Bank may be required to pay Emclaire a termination fee of $600,000.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report, by reference.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to obtain such approvals or satisfy such conditions; the anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in our markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies' customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

Emclaire’s Annual Report on Form 10-K and other reports filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Copies of Emclaire’s reports filed with the SEC are available in the Financial Information section of Emclaire’s website, www.emclairefinancial.com. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

ITEM 8.01	Other Events

On December 30, 2015, Emclaire and UA Bank issued a press release announcing that they had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

10.1	Agreement and Plan of Merger by and among Emclaire Financial Corp, The Farmers National Bank of Emlenton and United-American Savings Bank, dated as of December 30, 2015

99.1	Joint Press Release dated December 30, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP

Date: December 30, 2015	By:	/s/ William C. Marsh
William C. Marsh
Chairman, President and Chief Executive Officer

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